Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 10, 2015, with respect to the consolidated financial statements of Southwest Bancorp Inc. included in this Form S-4 Registration Statement and related Joint Proxy Statement/Prospectus of Simmons First National Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

July 24, 2017